Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of BBCN Bancorp, Inc. of our report dated March 13, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of BBCN Bancorp, Inc. for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP Sherman Oaks, California

December 28, 2012